Exhibit 99.1

Investor Contact:	Nancy Christal Vice President Investor Relations (914) 722-4704	Media Contact:	Eileen Dunn Vice President Corporate Communications (401) 770-4561

For Immediate Release

CVS CORPORATION STATEMENT

WOONSOCKET, RI, DECEMBER 22, 2005 – CVS Corporation (NYSE: CVS) announced earlier today that it had been in discussions with Albertson’s, Inc. regarding a purchase of Albertsons’ standalone Sav-on and Osco drugstores. Those discussions have been terminated.

CVS is America’s largest retail pharmacy, operating more than 5,400 retail and specialty pharmacy stores in 37 states and the District of Columbia. With more than 40 years of dynamic growth in the retail pharmacy industry, CVS is committed to being the easiest pharmacy retailer for customers to use. CVS has created innovative approaches to serve the healthcare needs of all customers through its CVS/pharmacy stores; its online pharmacy, CVS.com; and its pharmacy benefit management, mail order and specialty pharmacy subsidiary, PharmaCare. General information about CVS is available through the Investor Relations portion of the Company’s Web site, at http://investor.CVS.com, as well as through the pressroom portion of the Company’s Web site, at http://www.cvs.com/pressroom.

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